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                                                                     Exhibit 2.8

                               AMENDMENT NO. 2 TO
               ITC AND HUNTINGTON GROUP ASSET PURCHASE AGREEMENT


          THIS AMENDMENT NO. 2 TO THE ITC and HUNTINGTON ASSET PURCHASE AGREEMENT ("Amendment No 2") is made as of __________, 2000, by and among Hall, Kinion & Associates, Inc., a Delaware corporation ("Hall Kinion"), Interactive Acquisition Corporation and Huntington Acquisition Corporation, each a Delaware Corporation and wholly-owned subsidiary of Hall Kinion (the "Purchasers"), Interactive Technology Consultants, LLC, and Huntington Group LLC, Connecticut limited liability companies ("ITC" "HG" or the "Sellers"), and Raymond Tomasco and Karen Vacheron Alexander, individuals (each, a Member, and collectively, the "Members").

                                R E C I T A L S
                                ---------------

          WHEREAS, Hall Kinion, the Purchasers, the Sellers and the Members ( and in the case of ITC Gary Malbin who is no longer a member of ITC and is not Party to this Amendment 2) entered into those certain ITC and HG Asset Purchase Agreements, each dated as of November 18, 1998, and each respectively amended as of September 15, 1999 (the "Existing Agreements");

          WHEREAS, pursuant to Section 9.6 of the Existing Agreements, the Agreement may not be amended except by a writing executed by the parties thereto; and

          WHEREAS, each of the parties thereto desires to amend the Existing Agreements in this global second amendment to provide for a modification to the earn-out provision.

          NOW, THEREFORE, in consideration of the promises and conditions contained herein, the parties hereby agree as follows:

          1. Section 3.5 of the Agreement be, and it hereby is, amended and restated to read in full as follows:

          3.5  Earn-Out Payments.
          ---  -----------------

               (a) Subject to offset pursuant to the indemnification provisions set forth in Article 8 hereof, Purchaser shall pay to ITC and Huntington up to an aggregate amount of Three Million Six Hundred Thousand Dollars ($3,600,000) in cash, payable by check or wire transfer in three (3) payments (collectively, the "Earnout Payments"), based upon the achievement of certain milestones over a three (3) year period ending October 31, 2001 (the "Earnout Period") as follows:

                    (i) The subsequent payment corresponding to the First Year Period (the "First Earnout Payment"), shall be equal to six hundred thousand dollars ($600,000). The date of the First Earnout Payment shall not be later than
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          January 31, 2000, or within ten (10) days after any dispute under
          Section 3.7 is finally resolved, whichever is later.

                    (ii) The subsequent payment corresponding to the Second Year Period (the "Second Earnout Payment"), shall be the Maximum Earnout Payment for the Second Year Period (i.e. $1,600,000), provided that the Second Year Achieved Revenue is greater than or equal to the Second Year Target Revenue. If the Second Year Achieved Revenue is less than the sum of First Year Achieved Revenue plus the product that results from multiplying First Year Achieved Revenue by .20, then the Second Earnout Payment shall be equal to zero. However, if the Second Year Achieved Revenue is greater than or equal to the sum of First Year Achieved Revenue plus the product that results from multiplying First Year Achieved Revenue by .20, but less than the Second Year Target Revenue, then the Second Earnout Payment shall be calculated by multiplying the Maximum Earnout Payment for the Second Year Period by the Second Year Factor. In addition, if Second Year Achieved EBIT for ITC is greater than or equal to $950,000 (the Second Year Target EBIT for ITC), then an additional one hundred thousand dollars ($100,000) shall be payable to ITC. If Second Year Achieved EBIT for ITC is less than $855,000 (which number represents an amount that is equal to .90 multiplied by the Second Year Target EBIT for ITC), then ITC will not be entitled to any additional amounts. However, if Second Year Achieved EBIT for ITC is greater than or equal to $855,000 (which number represents an amount that is equal to .90 multiplied by the Second Year Target EBIT), but less than $950,000 (the Second Year Target EBIT for ITC), then the amount ITC will be entitled to receive shall be a pro-rata amount, calculated by multiplying (A) the product that results from dividing Second Year Achieved EBIT for ITC by $950,000 (Second Year Target EBIT for ITC) by, (B) $100,000. If Second Year Achieved EBIT for Huntington is greater than or equal to $675,000 (the Second Year Target EBIT for Huntington) an additional one hundred thousand dollars ($100,000) shall be made payable to Huntington. If Second Year Achieved EBIT for Huntington is less than $607,500 (which number represents an amount that is equal to .90 multiplied by the Second Year Target EBIT for Huntington), then Huntington will not be entitled to any additional amounts. However, if Second Year Achieved EBIT for Huntington is greater than or equal to $607,500 (which number represents an amount that is equal to .90 multiplied by the Second Year Target EBIT for Huntington), but less than $607,500 (the Second Year Target EBIT for Huntington), then the amount Huntington will be entitled to receive shall be a pro-rata amount, calculated by multiplying (A) the product that results from dividing Second Year Achieved EBIT for Huntington by $675,000 (Second Year Target EBIT for Huntington) by, (B) $100,000. For purposes of this Amendment, EBIT shall mean earnings before interest and taxes, less Bad Debt or refunds. EBIT shall not include any costs incurred by Hall Kinion in support of either ITC or Huntington, unless they are incurred at ITC or Huntington's request. Bad Debt shall mean any account receivable that has not been collected within 120 days after it is due and that Hall Kinion has deemed to be uncollectible and/or any customer revenue adjustment. The date of the Second Earnout Payment, if any, shall not be later than

                                       2
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          January 31, 2001, or within ten (10) days after any dispute under
          Section 3.7 is finally resolved, whichever is later.

                    (iii) The subsequent payment corresponding to the Third Year Period (the "Third Earnout Payment"), shall be the Maximum Earnout Payment for the Third Year Period (i.e. $400,000), provided that the Third Year Achieved Revenue is greater than or equal to the Third Year Target Revenue. If the Third Year Achieved Revenue is less than the sum of Second Year Achieved Revenue plus the product that results from multiplying Second Year Achieved Revenue by .15, then the Third Earnout Payment shall be equal to zero. However, if the Third Year Achieved Revenue is greater than or equal to the sum of Second Year Achieved Revenue plus the product that results from multiplying Second Year Achieved Revenue by .15, but less than the Third Year Target Revenue, then the Third Earnout Payment shall be calculated by multiplying the Maximum Earnout Payment for the Third Year Period by the Third Year Factor. In addition, if Third Year Achieved EBIT for ITC is greater than or equal to $1,550,000 (the Third Year Target EBIT for ITC), then an additional four hundred thousand dollars ($400,000) shall be made payable to ITC. If Third Year Achieved EBIT for ITC is less than $1,395,000 (which number represents an amount that is equal to .90 multiplied by the Third Year Target EBIT for ITC), then ITC will not be entitled to any additional amounts. However, if Third Year Achieved EBIT for ITC is greater than or equal to $1,395,000 (which number represents an amount that is equal to .90 multiplied by the Third Year Target EBIT for ITC), but less than $1,550,000 (the Third Year Target EBIT for ITC), then the amount ITC will be entitled to receive shall be a pro-rata amount, calculated by multiplying (A) the product that results from dividing Third Year Achieved EBIT for ITC by $1,550,000 (Third Year Target EBIT for ITC) by, (B) $400,000. If Third Year Achieved EBIT for Huntington is greater than or equal to $1,050,000 (the Third Year Target EBIT for Huntington) an additional four hundred thousand dollars ($400,000) shall be made payable to Huntington. If Third Year Achieved EBIT for Huntington is less than $945,000 (which number represents an amount that is equal to .90 multiplied by the Third Year Target EBIT for Huntington), then Huntington will not be entitled to any additional amounts. However, if Third Year Achieved EBIT for Huntington is greater than or equal to $1,050,000 (which number represents an amount that is equal to .90 multiplied by the Third Year Target EBIT for Huntington), but less than $1,050,000 (the Third Year Target EBIT for Huntington), then the amount Huntington will be entitled to receive shall be a pro-rata amount, calculated by multiplying (A) the product that results from dividing Third Year Achieved EBIT for Huntington by $1,050,000 (Third Year Target EBIT for Huntington) by, (B) $400,000. The date of the Third Earnout Payment, if any, shall not be later than January 31, 2002, or within ten (10) days after any dispute under Section 3.7 is finally resolved, whichever is later.

          (b)  Earn-Out Payment. Except otherwise set forth herein, 75.56% of
               ----------------
any Earn Out Payment made hereunder shall be made payable to ITC and the remaining 24.44% shall be made payable to Huntington.

                                       3
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          2. Miscellaneous.

              2.1  Successors and Assigns. Except as otherwise provided herein,
                   ----------------------
the terms and conditions of this Amendment shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.

              2.2  Governing Law. This Amendment shall be governed by and
                   -------------
construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

              2.3  Counterparts.  This Amendment may be executed in two or more
                   ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

              2.4  Amendments and Waivers. Any term of this Amendment may be
                   ----------------------
amended and the observance of any term of this Amendment may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of each of the parties hereto. Except as explicitly stated in this Amendment all terms, conditions and provisions of the existing Amendment remain unchanged by this Amendment.

                                       4
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          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                 HALL, KINION & ASSOCIATES, INC.



                                 By:________________________________________
                                    Paul H. Bartlett
                                    President

                       Address:  China Basin Landing
                                 185 Berry Street, Suite 6440
                                 San Francisco, CA  94107
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                                 INTERACTIVE ACQUISITION
                                 CORPORATION


                                By:_______________________________________
                                    Paul H. Bartlett
                                    President

                                 Address:  China Basin Landing
                                           185 Berry Street, Suite 6440
                                           San Francisco, CA  94107

                                 HUNTINGTON ACQUISITION CORPORATION

                                 By:______________________________________
                                 Name:____________________________________
                                 Title:___________________________________

                                 Address:  _______________________________
                                           _______________________________

                                 HUNTINGTON GROUP, LLC

                                 By:______________________________________
                                 Name:____________________________________
                                 Title:___________________________________

                                 Address:  _______________________________
                                           _______________________________

                                           INTERACTIVE TECHNOLOGY
                                           CONSULTANTS, LLC
                                 By:______________________________________
                                 Name:____________________________________
                                 Title:___________________________________

                                 Address: 6527 Main Street
                                          Trumbull, CT  06611


SIGNATURE PAGE TO AMENDMENT NO. 2 TO ITC AND HUNTINGTON ASSET PURCHASE AGREEMENT

                                     ___________________________________________
                                     Raymond Tomasco




                                     ___________________________________________
                                     Karen Vacheron Alexander




SIGNATURE PAGE TO AMENDMENT NO. 2 TO ITC AND HUNTINGTON ASSET PURCHASE AGREEMENT